Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT: FINANCIAL CONTACT: WEBSITE:	Sue Atkinson, 615-320-7532 Harold Carpenter, 615-744-3742 www.pnfp.com
PINNACLE FINANCIAL CONTINUES
PROFITABILITY IN FIRST QUARTER 2011
     NASHVILLE, Tenn., April 18, 2011 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.06 for the quarter ended March 31, 2011, compared to net loss per fully diluted common share available to common stockholders of $0.16 for the quarter ended March 31, 2010, and net income per fully diluted common share available to common shareholders of $0.07 for the quarter ended Dec. 31, 2010.
     “We continue to see progress regarding our two critical priorities of aggressively dealing with credit issues and expanding the core earnings capacity of the firm,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “In addition to continued improvement in most problem loan measures, we are pleased with another quarter of net interest margin expansion and growth in income before taxes. We are also pleased with the loan growth we experienced in the C&I and owner-occupied commercial real estate categories during the first quarter. We attribute this result to some increasing optimism among our clients and our sales force’s continued success in moving relationships from the larger regional franchises in our area.”
Aggressively Dealing with Credit Issues
•	Reduced nonperforming loans by $4.5 million during the first quarter of 2011, a linked-quarter reduction of 5.6 percent and the fourth consecutive quarterly reduction. Nonperforming loans are down 41.9 percent from a year ago.

•	Reduced criticized and classified assets by $41.9 million during the first quarter of 2011, a linked-quarter reduction of 8.6 percent and the fourth consecutive quarter of net reductions. Criticized and classified assets are down $183.7 million from their peak at the end of March 2010.

•	Potential problem loans also decreased from $223.1 million at Dec. 31, 2010, to $170.6 million at March 31, 2011, a linked-quarter decrease of 23.5 percent.

•	Resolved $33.5 million in nonperforming assets during the first quarter of 2011, compared to resolutions of $33.6 million during the first quarter of 2010.

•	At March 31, 2011, OREO constitutes approximately 42 percent of NPA’s, generally higher than peers, and is reflective of Pinnacle’s commitment to aggressively deal with problem loans.

•	Decreased nonperforming loan inflows from $25.9 million in the fourth quarter of 2010 to $25.4 million during the first quarter of 2011.

•	Reduced exposure to construction and land development loans from $331.3 million at Dec. 31, 2010, to $300.7 million at March 31, 2011, a linked-quarter decrease of 9.2 percent.
Expanding the Core Earnings Capacity of the Firm
•	Loans at March 31, 2011, were $3.22 billion, up from $3.21 billion at Dec. 31, 2010. Commercial and industrial loans combined with owner-occupied commercial real estate loans were $1.59 billion at March 31, 2011, compared to $1.54 billion at Dec. 31, 2010, the second consecutive quarter of net growth and an annualized growth rate of 13.0 percent.

•	Average balances of noninterest bearing deposit accounts were $595 million in the first quarter of 2011, an increase of 3.3 percent over fourth quarter 2010 average balances of $576 million.

•	Net interest margin increased to 3.40 percent for the quarter ended March 31, 2011, from 3.25 percent for the quarter ended March 31, 2010. Net interest margin for the quarter ended Dec. 31, 2010, was 3.29 percent.

•	Income before income taxes increased from $3.10 million for the quarter ended Dec. 31, 2010, to $3.50 million for the quarter ended March 31, 2011, a 13.1 percent increase.

     “Our first quarter net interest margin of 3.40 percent was achieved primarily by the focused effort of our sales force to improve the mix of our funding base and to reduce our funding costs,” Turner said. “We also experienced a significant reduction in our potential problem loans during the first quarter as operating results for many of our borrowers began to reflect sustained profitability warranting risk rating upgrades. We grew loans by an aggregate $50.1 million in the combined classifications of commercial and industrial and owner-occupied commercial real estate during the first quarter of 2011. Our ability to increase commercial loan volumes and our net interest margin should result in core earnings growth over the long term.”
FIRST QUARTER 2011 HIGHLIGHTS:
•	Balance sheet
•	Core deposits amounted to $3.11 billion at March 31, 2011, an increase of 16.2 percent from the $2.68 billion at March 31, 2010. Core deposits at Dec. 31, 2010 were $3.12 billion.

•	Total deposits at March 31, 2011, were down slightly from the $3.83 billion at Dec. 31, 2010, and the $3.84 billion at March 31, 2010, to $3.73 billion at March 31, 2011.

•	Loans at March 31, 2011, were $3.22 billion, up from $3.21 billion at Dec. 31, 2010, and down from $3.48 billion at March 31, 2010.
•	Operating results
•	Revenue for the quarter ended March 31, 2011, amounted to $44.34 million, compared to $44.72 million for the fourth quarter of 2010 and $45.05 million for the same quarter of last year.

•	Net income available to common stockholders for the first quarter of 2011 was $2.01 million, compared to the prior year‘s first quarter net loss available to common stockholders of $5.37 million. Fourth quarter 2010 net income available to common stockholders totaled $2.25 million.
•	Capital
•	At March 31, 2011, and March 31, 2010, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.4 percent. At March

31, 2011, Pinnacle Financial’s total risk-based capital ratio was 15.2 percent, compared to 15.0 percent at March 31, 2010.
•	Credit quality
•	Net charge-offs were $9.73 million for the quarter ended March 31, 2011, compared to $15.12 million for the quarter ended March 31, 2010, and $7.15 million for the fourth quarter of 2010.

•	The allowance for loan losses represented 2.46 percent of total loans at March 31, 2011, compared to 2.57 percent at Dec. 31, 2010, and 2.59 percent at March 31, 2010.

•	Nonperforming loans plus other real estate were 4.04 percent of total loans plus other real estate at March 31, 2011, compared to 4.29 percent at Dec. 31, 2010, and 4.45 percent at March 31, 2010.

•	Past due loans over 30 days, excluding nonperforming loans, were 0.36 percent of total loans at March 31, 2011, compared to 0.30 percent at Dec. 31, 2010, and 1.54 percent at March 31, 2010.
     The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended March 31, 2011:

	Balances	Payments, Sales and			Balances
(in thousands)	Dec. 31, 2010	Reductions	Foreclosures	Inflows	March 31, 2011
Restructured accruing loans:
Residential construction and development	$—	$—	$—	$—	$—
Commercial construction and development	—	—	—	—	—
Other	20,468	(5,183)	—	—	15,285

Totals	20,468	(5,183)	—	—	15,285

Nonperforming loans:
Residential construction and development	15,835	(3,454)	(1,485)	1,612	12,508
Commercial construction and development	27,679	(4,304)	(1,410)	2,426	24,391
Other	37,349	(15,726)	(3,474)	21,320	39,469

Totals	80,863	(23,484)	(6,369)	25,358	76,368

Other real estate:
Residential construction and development	18,715	(1,589)	1,485	—	18,611
Commercial construction and development	26,724	(3,121)	1,410	—	25,013
Other	14,169	(5,267)	3,474	—	12,376

Totals	59,608	(9,977)	6,369	—	56,000

Total nonperforming assets and restructured accruing loans	$160,939	$(38,644)	$—	$25,358	$147,653

REVENUE
•	Net interest income for the first quarter of 2011 was $36.02 million, compared to $36.06 million for the fourth quarter of 2010 and $36.56 million for the same quarter last year.

•	Noninterest income for the first quarters of 2011 and 2010 was $8.32 million and $8.49 million, respectively.
     “We had several positive developments during the first quarter that increase our optimism concerning revenue growth in the coming quarters,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “First, it appears our relationship managers are experiencing more activity as local business owners and operators are discussing increased lending opportunities with us. Our average balances of demand deposit accounts experienced the fourth straight quarter of increases, which indicates to us that our business model continues to attract new customers to our firm. Lastly, the level of nonperformers and potential problem loans are continuing to decrease. ”
     Carpenter also noted, “We believe we will continue to have opportunities to reduce funding costs in future quarters primarily by reducing the funding cost associated with the firm’s time deposit portfolio which should yield continued margin expansion.”
NONINTEREST EXPENSE AND TAXES
•	Noninterest expense for the quarter ended March 31, 2011, was $34.70 million, compared to $36.17 million in the first quarter of 2010 and $36.45 million in the fourth quarter of 2010.

•	Compensation expense was $17.92 million during the first quarter of 2011, compared to $17.00 million during the first quarter of 2010 and $15.71 million during the fourth quarter of 2010.

•	Included in noninterest expense for the first quarter of 2011 was $4.33 million in other real estate expenses, compared to $5.40 million in the first quarter of 2010. Fourth quarter 2010 other real estate expense was approximately $7.87 million.
     Excluding the impact of OREO expenses, the first quarter of 2011 noninterest expense was approximately $30.37 million, compared to $28.58 million in the fourth quarter of 2010 and $30.77 in the first quarter of 2010. Carpenter noted that first quarter 2011 personnel expenses increased by $2.2 million over the fourth quarter 2010 personnel expenses due to annual merit raises, seasonal adjustments to benefit costs and approximately $938,000 in annual cash incentive award accruals.
     Included in the other real estate expense was $3.8 million of additional write downs of existing balances based on updated appraisals. The firm also recorded $383,000 in gains related to the disposition of other real estate assets.
     Carpenter noted that the firm did not record any tax expense or benefit during the first quarter of 2011 as the tax effects from first quarter results have been offset in the firm’s deferred tax valuation allowance, which amounted to $22.35 million at March 31, 2011.
WEBCAST AND CONFERENCE CALL INFORMATION
     Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Tuesday, April 19, 2011, to discuss first quarter 2011 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
     For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 120 days following the presentation.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
     The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.82 billion in assets at March 31, 2011. In 2007, Pinnacle launched an expansion into Knoxville, Tennessee. At March 31, 2011, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three offices in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the continued reduction of Pinnacle Financial’s loan balances, and conversely, the inability of Pinnacle Financial to ultimately grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiv) further deterioration in the valuation of other real estate owned; (xv) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions; (xvi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xvii) Pinnacle Financial recording a further valuation allowance related to its deferred tax asset. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2011. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	March 31, 2011	December 31, 2010

ASSETS
Cash and noninterest-bearing due from banks	$54,182,339	$40,154,247
Interest-bearing due from banks	71,352,180	140,647,481
Federal funds sold and other	15,236,156	7,284,685
Short-term discount notes	—	499,768

Cash and cash equivalents	140,770,675	188,586,181

Securities available-for-sale, at fair value	980,934,694	1,014,316,831
Securities held-to-maturity (fair value of $3,336,765 and $4,411,856 at March 31, 2011 and December 31, 2010, respectively)	3,265,497	4,320,486
Mortgage loans held-for-sale	8,781,289	16,206,034

Loans	3,217,429,627	3,212,440,190
Less allowance for loan losses	(78,987,905)	(82,575,235)

Loans, net	3,138,441,722	3,129,864,955

Premises and equipment, net	81,532,475	82,374,228
Other investments	42,649,837	42,282,255
Accrued interest receivable	16,518,216	16,364,573
Goodwill	244,083,193	244,090,311
Core deposit and other intangible assets	9,989,201	10,705,105
Other real estate owned	55,999,915	59,608,224
Other assets	98,023,877	100,284,697

Total assets	$4,820,990,591	$4,909,003,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$608,428,298	$586,516,637
Interest-bearing	614,171,897	573,670,188
Savings and money market accounts	1,549,354,342	1,596,306,386
Time	959,928,728	1,076,564,179

Total deposits	3,731,883,265	3,833,057,390
Securities sold under agreements to repurchase	165,132,330	146,294,379
Federal Home Loan Bank advances	111,350,749	121,393,026
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	3,951,497	5,197,925
Other liabilities	29,970,374	28,127,875

Total liabilities	4,139,764,215	4,231,546,595

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at March 31, 2011 and December 31, 2010	91,094,656	90,788,682
Common stock, par value $1.00; 90,000,000 shares authorized; 34,132,256 issued and outstanding at March 31, 2011 and 33,870,380 issued and outstanding at December 31, 2010	34,132,256	33,870,380
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	532,311,827	530,829,019
Retained earnings	15,007,452	12,996,202
Accumulated other comprehensive income, net of taxes	5,331,783	5,624,600

Stockholders’ equity	681,226,376	677,457,285

Total liabilities and stockholders’ equity	$4,820,990,591	$4,909,003,880

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Three Months Ended
	March 31
	2011	2010
Interest income:
Loans, including fees	$38,353,481	$41,075,107
Securities:
Taxable	6,360,899	9,087,588
Tax-exempt	1,935,888	2,050,253
Federal funds sold and other	574,006	477,142

Total interest income	47,224,274	52,690,090

Interest expense:
Deposits	9,424,241	13,463,815
Securities sold under agreements to repurchase	381,569	552,313
Federal Home Loan Bank advances and other borrowings	1,397,831	2,114,055

Total interest expense	11,203,641	16,130,183

Net interest income	36,020,633	36,559,907
Provision for loan losses	6,139,138	13,225,920

Net interest income after provision for loan losses	29,881,495	23,333,987

Noninterest income:
Service charges on deposit accounts	2,261,457	2,365,311
Investment services	1,508,086	1,236,383
Insurance sales commissions	1,049,232	1,099,019
Gain on loans and loan participations sold, net	609,377	562,598
Net (loss) gain on sale of investment securities	(159,103)	364,550
Trust fees	729,988	896,573
Other noninterest income	2,325,020	1,961,212

Total noninterest income	8,324,057	8,485,646

Noninterest expense:
Salaries and employee benefits	17,923,622	17,004,526
Equipment and occupancy	5,006,710	5,366,187
Other real estate owned	4,334,118	5,402,153
Marketing and other business development	753,751	753,918
Postage and supplies	489,877	733,539
Amortization of intangibles	715,904	746,001
Other noninterest expense	5,476,846	6,160,231

Total noninterest expense	34,700,828	36,166,555

Income (loss) before income taxes	3,504,724	(4,346,922)
Income tax expense (benefit)	—	(523,697)

Net Income (loss)	3,504,724	(3,823,225)
Preferred dividends	1,187,500	1,187,500
Accretion on preferred stock discount	305,974	357,993

Net income (loss) available to common stockholders	$2,011,250	$(5,368,718)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.06	($0.16)

Diluted net income (loss) per common share available to common stockholders	$0.06	($0.16)

Weighted average shares outstanding:
Basic	33,366,053	32,558,016
Diluted	34,013,810	32,558,016
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	March 31, 2011			March 31, 2010
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans (1)	$3,191,076	$38,353	4.88%	$3,520,012	$41,075	4.74%
Securities:
Taxable	811,793	6,361	3.18%	824,400	9,088	4.47%
Tax-exempt (2)	198,551	1,936	5.21%	208,557	2,050	5.26%
Federal funds sold and other	185,911	574	1.35%	98,726	477	2.14%

Total interest-earning assets	4,387,331	$47,224	4.43%	4,651,695	$52,690	4.66%

Nonearning assets
Intangible assets	254,529			257,515
Other nonearning assets	226,885			213,563

Total assets	$4,868,745			$5,122,773

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$592,356	$956	0.65%	$475,818	$801	0.68%
Savings and money market	1,579,325	4,061	1.04%	1,251,512	4,299	1.39%
Time	1,005,760	4,408	1.78%	1,630,731	8,364	2.08%

Total interest-bearing deposits	3,177,441	9,425	1.20%	3,358,061	13,464	1.63%
Securities sold under agreements to repurchase	185,471	382	0.83%	274,614	552	0.82%
Federal Home Loan Bank advances and other borrowings	113,705	742	2.65%	179,280	1,267	2.87%
Subordinated debt	97,476	656	2.73%	97,476	847	3.52%

Total interest-bearing liabilities	3,574,093	11,204	1.27%	3,909,431	16,130	1.67%
Noninterest-bearing deposits	594,651	—	—	495,610	—	—

Total deposits and interest-bearing liabilities	4,168,744	$11,204	1.09%	4,405,041	$16,130	1.49%

Other liabilities	17,363			10,522
Stockholders’ equity	682,638			707,210

Total liabilities and stockholders’ equity	$4,868,745			$5,122,773

Net interest income		$36,020			$36,560

Net interest spread (3)			3.16%			2.99%
Net interest margin (4)			3.40%			3.25%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2011 would have been 3.34% compared to a net interest spread of 3.17% for the quarter ended March 31, 2010.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	March	December	September	June	March	December
(dollars in thousands)	2011	2010	2010	2010	2010	2009

Balance sheet data, at quarter end:
Commercial real estate — mortgage loans	$1,102,533	1,094,615	1,103,261	1,125,823	1,144,246	1,118,068
Consumer real estate — mortgage loans	698,693	705,487	720,140	709,121	730,247	756,015
Construction and land development loans	300,697	331,261	359,729	411,455	486,296	525,271
Commercial and industrial loans	1,047,754	1,012,091	995,743	1,009,991	1,031,512	1,071,444
Consumer and other	67,753	68,986	73,052	77,510	87,235	92,584
Total loans	3,217,430	3,212,440	3,251,923	3,333,900	3,479,536	3,563,382
Allowance for loan losses	(78,988)	(82,575)	(84,550)	(87,107)	(90,062)	(91,959)
Securities	984,200	1,018,637	968,532	907,296	989,325	937,555
Total assets	4,820,991	4,909,004	4,961,603	4,958,478	5,021,689	5,128,811
Noninterest-bearing deposits	608,428	586,517	581,181	529,867	522,928	498,087
Total deposits	3,731,883	3,833,057	3,825,634	3,853,400	3,836,362	3,823,599
Securities sold under agreements to repurchase	165,132	146,294	191,392	159,490	200,489	275,465
FHLB advances and other borrowings	111,351	121,393	121,435	131,477	157,319	212,655
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	681,226	677,457	686,529	681,915	700,261	701,020

Balance sheet data, quarterly averages:
Total loans	$3,191,076	3,217,738	3,295,531	3,418,928	3,520,012	3,580,790
Securities	1,010,344	993,236	954,869	962,401	1,032,957	984,893
Total earning assets	4,387,331	4,441,672	4,519,956	4,527,471	4,651,695	4,690,347
Total assets	4,868,745	4,937,181	5,001,373	4,996,448	5,122,773	5,143,832
Noninterest-bearing deposits	594,651	575,606	534,171	504,354	495,610	517,296
Total deposits	3,772,092	3,814,572	3,859,124	3,816,973	3,853,671	3,786,680
Securities sold under agreements to repurchase	185,471	194,283	210,037	210,798	274,614	303,801
FHLB advances and other borrowings	113,705	121,414	126,130	147,491	179,280	229,734
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	682,638	689,976	686,898	704,186	707,210	714,741

Statement of operations data, for the three months ended:
Interest income	$47,224	49,079	50,650	50,929	52,690	53,728
Interest expense	11,204	13,023	14,590	15,231	16,130	16,697

Net interest income	36,020	36,056	36,060	35,697	36,560	37,031
Provision for loan losses	6,139	5,172	4,789	30,509	13,226	15,694

Net interest income after provision for loan losses	29,881	30,884	31,271	5,189	23,334	21,336
Noninterest income	8,324	8,666	8,594	10,569	8,486	8,177
Noninterest expense	34,701	36,452	37,774	36,491	36,167	35,448

Income (loss) before taxes	3,504	3,098	2,091	(20,734)	(4,347)	(5,935)
Income tax expense (benefit)	—	(697)	—	5,630	(525)	(3,467)
Preferred dividends and accretion	1,492	1,547	1,542	1,507	1,545	1,509

Net income (loss) available to common stockholders	$2,011	2,248	549	(27,871)	(5,368)	(3,977)

Profitability and other ratios:
Return on avg. assets (1)	0.17%	0.18%	0.04%	(2.24%)	(0.42%)	(0.31%)
Return on avg. equity (1)	1.19%	1.29%	0.32%	(15.88%)	(3.08%)	(2.21%)
Net interest margin (1) (2)	3.40%	3.29%	3.23%	3.23%	3.25%	3.19%
Noninterest income to total revenue (3)	18.77%	19.38%	19.25%	22.84%	18.84%	18.09%
Noninterest income to avg. assets (1)	0.69%	0.70%	0.68%	0.85%	0.67%	0.63%
Noninterest exp. to avg. assets (1)	2.89%	2.93%	3.00%	2.93%	2.86%	2.73%
Efficiency ratio (4)	78.25%	81.51%	84.59%	78.87%	80.29%	78.41%
Avg. loans to average deposits	84.60%	84.35%	85.40%	89.57%	91.34%	94.56%
Securities to total assets	20.41%	20.75%	19.52%	18.30%	19.70%	18.28%
Average interest-earning assets to average interest-bearing liabilities	122.75%	121.62%	120.26%	120.14%	118.99%	120.25%
Brokered time deposits to total deposits (16)	0.00%	0.03%	1.80%	3.70%	5.40%	8.67%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	March	December	September	June	March	December
(dollars in thousands)	2011	2010	2010	2010	2010	2009

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$76,368	80,863	103,127	118,331	131,381	124,709
Other real estate (ORE)	56,000	59,608	48,710	42,616	24,704	29,603

Total nonperforming assets	$132,368	140,471	151,837	160,947	156,085	154,312

Past due loans over 90 days and still accruing interest	$1,151	138	3,639	3,116	395	181
Restructured accruing loans (5)	15,285	20,468	13,468	10,861	9,534	26,978

Net loan charge-offs	$9,726	7,146	7,346	33,463	15,123	6,718
Allowance for loan losses to nonaccrual loans	103.4%	102.1%	82.0%	73.6%	68.5%	73.7%
As a percentage of total loans:
Past due accruing loans over 30 days	0.36%	0.30%	0.67%	0.66%	1.54%	0.46%
Potential problem loans (6)	5.31%	6.95%	8.23%	9.30%	8.63%	7.18%
Allowance for loan losses	2.46%	2.57%	2.60%	2.61%	2.59%	2.58%
Nonperforming assets to total loans and ORE	4.04%	4.29%	4.60%	4.77%	4.45%	4.29%
Nonperforming assets to total assets	2.75%	2.86%	3.06%	3.25%	3.11%	3.01%
Annualized net loan charge-offs
year-to-date to avg. loans (7)	1.22%	1.96%	2.26%	2.84%	1.74%	1.71%
Avg. commercial loan internal risk ratings (6)	4.8	4.8	4.9	4.9	4.9	4.8

Interest rates and yields:
Loans	4.88%	4.99%	4.96%	4.74%	4.74%	4.71%
Securities	3.58%	3.48%	3.97%	4.45%	4.63%	4.57%
Total earning assets	4.43%	4.45%	4.51%	4.58%	4.66%	4.60%
Total deposits, including non-interest bearing	1.01%	1.16%	1.27%	1.36%	1.42%	1.45%
Securities sold under agreements to repurchase	0.83%	0.81%	0.82%	0.69%	0.82%	0.71%
FHLB advances and other borrowings	2.65%	2.60%	2.90%	2.88%	2.87%	2.50%
Subordinated debt	2.73%	2.72%	3.78%	3.63%	3.52%	3.38%
Total deposits and interest-bearing liabilities	1.09%	1.22%	1.35%	1.43%	1.49%	1.50%

Capital ratios (8):
Stockholders’ equity to total assets	14.1%	13.8%	13.8%	13.8%	13.9%	13.7%
Leverage	10.9%	10.7%	10.5%	10.4%	10.6%	10.7%
Tier one risk-based	13.6%	13.8%	13.5%	13.1%	13.4%	13.1%
Total risk-based	15.2%	15.4%	15.1%	14.8%	15.0%	14.8%
Tangible common equity to tangible assets	7.4%	7.1%	7.2%	7.1%	7.4%	7.3%
Tangible common equity to risk weighted assets	9.1%	9.1%	9.3%	9.0%	9.1%	8.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2011	2010	2010	2010	2010	2009

Per share data:
Earnings (loss) – basic	$0.06	0.07	0.02	(0.85)	(0.16)	(0.12)
Earnings (loss) – diluted	$0.06	0.07	0.02	(0.85)	(0.16)	(0.12)
Book value per common share at quarter end (9)	$17.19	17.22	17.61	17.61	18.20	18.41
Tangible common equity per common share	$9.85	9.80	10.12	10.04	10.60	10.71

Weighted avg. common shares – basic	33,366,053	33,062,533	32,857,428	32,675,221	32,558,016	32,502,101
Weighted avg. common shares – diluted	34,013,810	33,670,890	33,576,963	32,675,221	32,558,016	32,502,101
Common shares outstanding	34,132,256	33,870,380	33,660,462	33,421,741	33,351,118	33,029,719

Investor information:
Closing sales price	$16.54	13.58	9.19	12.85	15.11	14.22
High closing sales price during quarter	$16.60	13.74	14.33	18.93	16.88	14.47
Low closing sales price during quarter	$13.55	9.27	8.51	11.81	13.10	11.45

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$70,981	143,793	137,094	92,144	72,196	120,760
Gross fees (10)	$1,129	2,610	2,503	1,669	1,157	1,942
Gross fees as a percentage of mortgage loans originated	1.59%	1.81%	1.83%	1.81%	1.60%	1.61%
Gains (losses) on sales of investment securities, net	$(159)	—	—	2,259	365	—
Brokerage account assets, at quarter-end (11)	$1,110,000	1,038,000	966,000	921,000	974,000	933,000
Trust account assets, at quarter-end	$730,000	693,000	647,000	627,000	648,000	635,000
Floating rate loans as a percentage of total loans (12)	35.4%	36.9%	37.9%	37.8%	38.9%	38.0%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$60,784	55,632	57,964	66,503	78,529	81,630
Core deposits (13)	$3,109,972	3,117,969	2,925,673	2,781,748	2,676,016	2,586,685
Core deposits to total funding (13)	75.7%	74.3%	69.0%	65.2%	62.4%	58.7%
Risk-weighted assets	$3,711,179	3,639,095	3,679,436	3,748,498	3,878,884	3,970,193
Total assets per full-time equivalent employee	$6,373	6,384	6,349	6,229	6,389	6,601
Annualized revenues per full-time equivalent employee	$237.7	230.4	235.0	233.1	232.4	234.0
Number of employees (full-time equivalent)	756.5	769.0	781.0	796.0	786.0	777.0
Associate retention rate (14)	92.4%	93.5%	95.2%	97.3%	96.6%	95.5%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	733.8	748.1	741.3	728.8	723.7	724.7
Knoxville MSA nonfarm employment	322.4	326.6	326.7	321.7	317.8	322.1
Nashville MSA unemployment	8.8%	8.1%	8.4%	9.0%	9.5%	9.4%
Knoxville MSA unemployment	8.2%	7.3%	7.8%	8.1%	8.8%	8.7%
Nashville residential median home price	$166.8	171.0	178.0	171.3	159.4	160.8
Nashville inventory of residential homes for sale	13.0	13.3	14.9	14.9	14.1	13.3

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	As of March 31,	As of December 31,	As of March 31,
(dollars in thousands, except per share data)	2011	2010	2010

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,820,991	$4,909,004	$5,021,689
Less: Goodwill	(244,083)	(244,090)	(244,105)
Core deposit and other intangibles	(9,989)	(10,705)	(12,940)

Net tangible assets	$4,566,918	$4,654,208	$4,764,644

Tangible common equity:
Total stockholders’ equity	$681,226	$677,457	$700,261
Less: Preferred stock	(91,095)	(90,789)	(89,821)
Goodwill	(244,083)	(244,090)	(244,105)
Core deposit and other intangibles	(9,989)	(10,705)	(12,940)

Net tangible common equity	$336,059	$331,873	$353,396

Ratio of tangible common equity to tangible assets	7.36%	7.13%	7.42%

Tangible common equity per common share	$9.85	$9.80	$10.60

	For the three months ended
(dollars in thousands)	March 31, 2011	December 31, 2010	March 31, 2010

Sum of Net interest income and Noninterest income	44,344	44,722	45,046

Noninterest expense	$34,701	$36,452	$36,167
Other real estate owned expense	4,334	7,874	5,402

Noninterest expense excluding the impact of other real estate owned expense	$30,367	$28,578	$30,765

Efficiency Ratio	78.3%	81.5%	80.3%

Efficiency Ratio excluding the impact of other real estate owned expense	68.5%	63.9%	68.3%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED
1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Restructured Accruing Loans include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a period of time, extending the maturity of the loan, etc.). These loans continue to accrue interest at the contractual rate and are considered to be troubled debt restructurings.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

16.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).